Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 3 to Form F-1 on Form F-3 of Silence Therapeutics plc of our report dated March 30, 2021 relating to the financial statements of Silence Therapeutics plc, which appears in Silence Therapeutics plc’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

October 18, 2021